FIRST INVESTORS REGISTERED INVESTMENT COMPANIES
                                 CODE OF ETHICS

I.    INTRODUCTION

      In accordance with Section 17(j) of the Investment Company Act of 1940 ("Act") and Rule 17j-1 promulgated thereunder, the registered investment companies advised or underwritten by First Investors (as defined in Article II) ("Funds") have adopted this Code of Ethics to establish procedures reasonably designed to prevent any access person (as defined in Article II) ("Access Person") from engaging in any act, practice, or course of business which would be fraudulent, deceptive or manipulative with respect to the Funds.

      Failure to comply with the provisions of this Code in any material respect is a serious matter and can result in disciplinary action, including monetary fines, disgorgement of profits, and suspension or termination of the person's affiliations with the Funds. This Code supersedes any prior code of ethics adopted by the Funds pursuant to Section 17(j) of the Act and Rule 17j-1 thereunder. The policies and procedures adopted herein are in addition to any rules, regulations, laws or restrictions to which any person affiliated with the Funds may be subject by operation of law or by any other agreement to which such person may a be party. Nothing herein modifies or replaces any such other rule, regulation, law or restriction.

      It should be noted that this Code is primarily intended to deal with the Disinterested Directors of the Funds (as defined in Article II). Most other
Access Persons who are subject to this Code are employees of investment advisers, subadvisers, and underwriters of the Funds which must have their own Codes and their compliance with the Codes of their employers will generally satisfy requirements of this Code.

II.   DEFINITIONS

      Whenever the following terms are used in this Code, they shall have the meanings set forth below, unless the context requires otherwise or such meanings would be inconsistent with Rule 17j-1.

      1. "Access Person" means any director, trustee, officer (or person holding a similar position in a non-corporate entity) or Advisory Person of any of the Funds.

      2. "Advisory Person" means:

            a. any employee of the Funds who, in connection with his or her regular functions or duties, makes, participates in, or obtains information, regarding the Purchase or Sale of a Security by the Funds, or whose functions relate to the making of any recommendations with respect to such Purchase or Sale; and


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            b. any  natural  person in a control  relationship  (with  "control"
being defined by Section 2(a)(9) of the Act) with the Funds who obtains information concerning recommendations made to the Funds with regard to the Purchase or Sale of a Security.

                  The Investment Compliance Manager will from time to time create a list setting forth those persons considered to be Advisory Persons.

      3. "Beneficial Ownership" has the meaning set forth in Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. An Access Person shall be deemed to have a "Beneficial Ownership" interest in the accounts of a spouse, minor child and relative residing in the Access Person's home, as well as accounts of any other person if by reason of any contract, understanding, relationship, agreement or other arrangement, the Access Person obtains therefrom benefits substantially equivalent to those of ownership.

      4. "Code" means this Code of Ethics.

      5. "Disinterested Director" means a director or trustee, as applicable, of any of the Funds and any person holding a similar position with a non-corporate Fund, who is not an interested person of the Funds within the meaning of Section 2(a)(19) of the Act.

      6. "First Investors" means First Investors Corporation, First Investors Management Company, Inc., First Investors Asset Management Company, Inc., Executive Investors Management Company, Inc., Executive Investors Corporation.

      7. "Funds" means all registered investment companies which have First Investors Management Company, Inc., or any affiliate, as their investment adviser or principal underwriter unless such Funds are specifically excluded from this Code pursuant to an addendum hereto.

      8. For purposes of this Code, the "Investment Committee" means the Investment Compliance Manager and Portfolio Managers of the Funds or such other group of persons may be as designated from time to time by First Investors.

      9. "Investment Compliance Manager" means the person designated from time to time as being responsible for receiving reports or other notices pursuant to this Code and performing such other duties as are required by this Code.

      10. "Purchase or Sale" of a security means every contract for sale or disposition of a security or interest in a security, for value, and includes the writing of an option to Purchase or Sell a security.

      11. "Rule 17j-1" means Rule 17j-1 promulgated under the Act.



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      12.  "Security" has the meaning set forth in Section  2(a)(36) of the Act, except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

III.  PROHIBITED ACTIVITIES

A. ANTI-FRAUD PROHIBITIONS. Access Persons, in connection with the Purchase or Sale by them of a Security held or to be acquired by any of the Funds, are prohibited from:

      1.    employing a device, scheme or artifice to defraud any of the Funds;

      2. making any untrue statement of a material fact to any of the Funds or omitting to state to any of the Funds a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

      3. engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any of the Funds; or

      4. engaging in any manipulative practice with respect to any of the Funds.

B. CORPORATE OPPORTUNITIES. All Access Persons are prohibited from taking personal advantage of any opportunity properly belonging to any of the Funds.

C. CONFIDENTIALITY. Except as required in the normal course of carrying out the Funds' business responsibilities, Access Persons are prohibited from revealing to persons outside of First Investors information relating to the Securities that are being considered for Purchase or Sale by any of the Funds. Access Persons are prohibited from revealing such information to any Person inside First Investors whose responsibilities do not require knowledge of such information.

D. UNDUE INFLUENCE. No Access Person shall cause or attempt to cause any of the Funds to Purchase, Sell or hold any Security in a manner calculated to create any personal benefit to the Access Person. An Access Person who participates in any research or in an investment decision concerning a particular Security must disclose to the Investment Compliance Manager any personal or beneficial interest that the Access Person has in that Security, or in the issuer thereof, where such decision could create a material benefit to the Access Person. The Investment Compliance Manager shall determine whether or not the Access Person will be restricted in pursuing the research or recommendation.





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IV.   EFFECTING TRANSACTIONS

A. LIMITATIONS ON CERTAIN PURCHASES OR SALES OF SECURITIES. Unless a transaction is exempt under Subsection C below, no Access Person shall Purchase or Sell any Security in which he or she has (or by reason of such transaction acquires) any direct or indirect Beneficial Ownership interest if that Access Person knew or, in the ordinary course of fulfilling his or her official duties for any of the Funds, should have known at the time of such purchase or sale (or within the 15-day period preceding or after the date of the transaction) that the Security:

      1.    is being considered for Purchase or Sale by any of the Funds; or

      2. is then being Purchased or Sold by any of the Funds or their investment adviser.

B. CLEARANCE OF TRANSACTIONS. Every Access Person, other than a Disinterested Director, is required to preclear every transaction in a Security in which he or she has Beneficial Ownership interest as defined in this Code unless the transaction is exempt under Subsection C below. Preclearance may be obtained by submitting to the Investment Compliance Manager a fully executed Preclearance Form in the form attached hereto as Exhibit B. The Investment Compliance Manager shall provide the clearance by returning a signed copy of the Preclearance Form to the Person requesting clearance only if, upon consultation with the Investment Committee or such other persons as may be necessary, the Investment Compliance Manager determines that none of the Funds is currently considering the Purchase or Sale of the Security that is subject to the preclearance, that none of the Funds has Purchased, Sold, or considered Purchasing or Selling such Security during the prior 15-day period, and that the transaction is otherwise consistent with Rule 17j-1. No member of the Investment Committee may participate in such consultation with the Investment Compliance Manager with respect to any transaction in which such member has any direct or indirect personal economic interest.

      Although a Disinterested Director is not required to preclear Securities transactions, he or she may voluntarily preclear transactions. The fact that a Disinterested Director or any other Access Person of the Funds files a voluntary request to preclear a Securities transaction shall not be construed as an admission or any indication that he or she knows or should know that the Funds have considered or are considering Purchasing or Selling the Security or that the Access Person has, or by reason of the transaction will acquire, a Beneficial Ownership interest in the Security.

C. EXEMPTED TRANSACTIONS. The prohibitions of Section A of this Article IV shall not apply to the following transactions:

      1. Purchases or Sales effected in any account over which the Access Person has no direct or indirect influence or control (for this purpose, an Access Person is deemed to have direct or indirect influence or control



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      over the accounts of a spouse,  minor  children and relatives  residing in the Access Person's home);

      2. Purchases or Sales which are non-volitional on the part of the Access Person;

      3. Purchases which are part of an automatic dividend reinvestment plan;

      4. Purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of Securities, to the extent such rights were acquired from the issuer, and Sales of rights so acquired;

      5. Purchases or Sales which are effected by or on behalf of any Fund or any private account managed by First Investors;

      6. Purchases or Sales involving options on broad based indices; and,

      7. Stop, limit or stop limit orders at a level 20% BELOW the market price of a Security held in a personal investment account, or 20% ABOVE the market price to cover a short position at the time the orders are placed.

      It should be noted that preclearance is not necessary for Purchases or Sales of shares of registered open-end investment companies (including such shares of the Funds), Securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, and commercial paper, since they are excluded from the definition of a Security in this Code.

V.    REPORTING

A. REPORTS BY DISINTERESTED DIRECTORS. A Disinterested Director shall report to the Investment Compliance Manager those Securities transactions in which the Disinterested Director has, or by reason of the transactions acquires, any direct or indirect Beneficial Ownership interest in the Security, if such a Director at the time of the transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Director of any of the Funds, should have known that, during the 15-day period immediately preceding or after the date of the transaction, such Security was or was going to be Purchased or Sold by any of the Funds or such Purchase or Sale was or was being considered by any of the Funds or their investment advisers (including, but not limited to, transactions regarding which prior clearance has been obtained). No Disinterested Director shall be required to report Purchases and Sales effected in any account over which the Disinterested Director has no direct or indirect influence or control. The fact that a Disinterested Director voluntarily chooses to report transactions to the Investment Compliance Manager shall not be construed as an admission or any indication that he or she knows or should know that the Funds have considered or are considering Purchasing or Selling such





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Security or that the Access  Person has,  or by reason of the  transaction  will acquire, a Beneficial Ownership interest in the Security.

B. REPORTS BY ALL OTHER ACCESS PERSONS. Every Access Person other than those who are reporting pursuant to Section A, above, must report all transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Security (including, but not limited to, transactions regarding which prior clearance has been obtained). No Access Person shall be required to report Purchases and Sales effected in any account over which the Access Person has no direct or indirect influence or control.

C. PROCEDURES FOR FILING INFORMATION. Information required to be reported under Section A or Section B of this Article must be submitted to the Investment Compliance Manager at 95 Wall Street, Suite 2300, New York, New York 10005, (1) by requiring that the broker-dealer provide a duplicate confirmation of each transaction, and (2) by filing a report within 10 days after the end of the calendar quarter in which the transaction to which the report related was effected. The report may be submitted by filling out completely the Form attached as Exhibit C to this Code, or may be submitted by attaching a copy of the account statements reflecting the transaction to the Form, provided the following information is included on such statement:

      1. The date of the transaction, the title and the number of shares or bonds;

      2. The nature of the transaction (i.e., Purchase, Sale or any other type of acquisition or disposition);

      3. The price at which the transaction was effected and the principal amount involved; and

      4. The name of the broker, dealer, or bank with or through whom the transaction was effected.

      Any such report may contain a statement that the report shall not be construed as an admission by the Person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

VI.   OBLIGATIONS OF INVESTMENT COMPLIANCE MANAGER

      The Investment Compliance Manager shall:

      1.    Furnish a copy of this Code to each Access Person;

      2. Annually obtain written confirmation on the Form attached hereto as an Exhibit from each Access Person that he or she has received, has read and understood this Code;


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


      3. Notify each Access Person of his or her obligation to comply with the provisions of and to file reports as required by this Code;

      4. Report to the Board of Directors of the Funds the information contained in any reports filed with the Investment Compliance Manager or any other Person pursuant to this Code when any such report indicates that an Access Person engaged in a transaction in material violation of this Code;

      5. Provide the Board of Directors with a summary of all violations of this Code on at least an annual basis;

      6. Maintain the records required by Rule 17j-1(d) of the Act; and

      7. Maintain any records furnished pursuant to this Code.

VII.  VIOLATIONS

      Upon being apprised of facts which indicate that a material violation of this Code may have occurred, the Investment Compliance Manager and General Counsel shall conduct an investigation, make preliminary findings concerning whether a violation of the Funds' Code has occurred, and, if they determine a violation has occurred, make a recommendation with respect to sanctions for the violation. The Disinterested Directors (who are not involved in the violation) can then make final determinations and decisions regarding sanctions.

      If the Board determines that a violation of this Code has occurred, the Board may impose such sanctions as it deems appropriate under the circumstances which may, among other actions, include fines, disgorgement, suspension or termination of employment. If the Person whose conduct is being considered by the Board is a Director of any of the Funds, he or she shall not be eligible to participate in the decision of the Board as to whether a violation has occurred or to what extent sanctions should be imposed.

VIII. ADDITIONAL INFORMATION

      Access Persons who have questions about any of the provisions of this Code should contact the Investment Compliance Manager or the First Investors Legal Department.










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



                                PRECLEARANCE FORM
                                -----------------

I,  _________________________________  , request  preclearance  for the security transaction or transactions set forth below. To my knowledge, the security or securities listed below have not been purchased or sold by any First Investors Fund or Private Account within the prior fifteen (15) days and are not currently being considered for purchase or sale by any Fund or Private Account during the next 15 days. Furthermore, the transaction and or transactions I am contemplating do not involve a Purchase and Sale, or a Sale and Purchase, of the same Security or a Related Security within any sixty (60) day period. I recognize that I have five (5) days in which to effect the transaction or transactions contemplated, measured from the time a transaction has been approved.

Proposed          Buy, Sell         Quantity
Trade             or Exchange,       and/or
Date(s)           et al.             Amount        Security Type     Issuer Name


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


----------------------                    ---------------------
Signature of Requester                    Date

Requester  Comments  (Include  Disclosure of any Potential  Conflict of Interest
Here):

--------------------------------------------------------------------------------

PORTFOLIO MANAGER (OR HIS OR HER DESIGNEE) AUTHORIZATION:*

EQUITIES                                              FIXED INCOME
--------                                              ------------

---------------------------------               --------------------------------
D. Fitzpatrick                                             G. Ganter

---------------------------------               --------------------------------
P. Poitra                                                  N. Jones

---------------------------------               --------------------------------
D. Hanover                                                 C. Wagner

---------------------------------
M. Wright

PORTFOLIO MANAGER COMMENTS:  ____________________________________________



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

* Authorization is not required by all Portfolio Managers. Only those Portfolio Managers consulted by the Investment Compliance Manager need to sign this Preclearance Form. A Portfolio Manager may designate an analyst to sign this Preclearance Form in his or her absence.

APPROVED BY INVESTMENT COMPLIANCE MANAGER     ________________________________
                                              Signature                Date
SEND TO: INVESTMENT COMPLIANCE MANAGER
         FIMCO  95 WALL STREET - 23RD FLOOR
         NEW YORK, NY  10005




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                 FIRST INVESTORS REGISTERED INVESTMENT COMPANIES
                                 CODE OF ETHICS
                              ACKNOWLEDGEMENT FORM


I hereby (re) acknowledge receipt of a copy of the First Investors Code of Ethics and agree that as an "Access Person" I am subject to and will abide by its provisions and all amendments thereto. I also (re) acknowledge that I have been informed of and will comply with the reporting provisions contained in the Code and all amendments thereto.
DATED: __________ , 19__
                                    Signature:_______________________________

                                    Name:____________________________________
                                                       Please Print

                                    Department:______________________________



Please send to:    Investment Compliance Manager
             FIMCO
             95 Wall Street - 23rd Floor
             New York, NY  10005

Rev. 5/8/97










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